Exhibit 3.10

Restated Articles of Incorporation and Colorado Secretary of State Certificate filed January 7, 2008 showing corporate name change to CUI Global, Inc.

Amended and Restated
Articles of Incorporation
of
Waytronx, Inc.

Pursuant to this Amendment and Restatement, Article I of the Company's Articles of Incorporation shall be deleted and replaced by the following:

"Article I

Name

The name of the corporation shall be CUI Global, Inc."

All other provisions of the Articles of Incorporation shall remain unaffected by this corporate name change restatement and amendment.

Document must be filed electronically.
Paper documents will not be accepted.
Document processing fee — $25.00
Fees & forms/cover sheets are subject to change.
To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business.

E-Filed

Colorado Secretary of State
Date and Time: 12/04/2010 09:11 AM
ID Number: 19981073965

Document number: 20101659382
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Amended and Restated Articles of Incorporation

filed pursuant to §7-90-301, et seq. and §7-110-107 and §7-90-304.5 of the Colorado Revised Statutes (C.R.S.)

ID number: 19981073965

1. Entity name: Waytronx, Inc.
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) CUI Global, Inc.

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

4. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

OR

If the corporation's period of duration as amended is perpetual, mark this box: ☑

5. The amended and restated constituent filed document is attached.

6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

7. *(Optional)* Delayed effective date: 01/01/2011 01:01 AM *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

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8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Rightmyer	Larry		
(Last)	*(First)*	*(Middle)*	*(Suffix)*
Waytronx, Inc.			
546 19 Avenue NE			
(Street name and number or Post Office Box information)			
St. Petersburg	FL	33704	
(City)	*(State)*	*(Postal/Zip Code)*	
	United States		
(Province – if applicable)	*(Country – if not US)*		

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

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